UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 12, 2013

ADVENTO, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-174607	68-0681552
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

8 Jiang gang Qu, Ste 402, Hangzhou, China	310000
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 011-86-13083976291

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[     ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[     ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[     ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[     ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into Material Definitive Agreement

Item 5.01	Changes in Control of Registrant

Effective March 12, 2013, Xijian Zhou acquired a total of 2,500,000 shares of our common stock from Liang Wei Wang for total consideration of $306,680. The funds used for this share purchase were Mr. Zhou’s personal funds. Mr. Zhou’s 2,500,000 shares amount to approximately 82.92% of our currently issued and outstanding common stock. The share purchase agreement is filed as an exhibit to this Current Report on Form 8-K.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective March 12, 2013, Liang Wei Wang resigned as president, secretary, treasurer and director of our company. Mr. Wang’s resignation was not the result of any disagreements with our company regarding our operations, policies, practices or otherwise.

Concurrently with Mr. Wang’s resignation, our company appointed Suqun Lin as president, secretary, treasurer and director, effective March 12, 2013.

Suqun Lin – Age 32

Since September 2010, Mr. Lin has been the Sr. Operating Officer, China District, of Nanjing Joymain Science and Technology Development Co., Ltd. (“Nanjing Joymain”) a company that specializes in research and development, production and marking of high-tech health care products. As Sr. Operating Officer, Mr. Lin is responsible for managing the operations, logistics, customer services, production and procurement departments in the People’s Republic of China (“PRC”). Mr. Lin first joined Naijing Joymain as an Administration Manager in May 2009 and managed the human resources and office administration of the company. Mr. Lin was promoted to Director of the President’s Office in December 2009 and further promoted to Sr. Operating Officer, China District in December 2010.

From April 2008 to April 2009, Mr. Lin was the Shenzhen Branch Manager of Shenzhen Yuelang Science and Technology Development Co., Ltd. (“Shenzhen Yuelang”), wherein he managed the business development and public relation affairs in the Shenzhen area. From February 2007 to March 2008, Mr. Lin was the assistant to Sales VP of Shenzhen Yuelang and was responsible for assisting Sales VP managing sales related operations.

Our board of directors consists solely of Suqun Lin. There have been no other transactions since the beginning of our last fiscal year or any currently proposed transactions, in which we are, or plan to be, a participant and the amount involved exceeds $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years, and in which any related persons had or will have a direct or indirect material interest.

Item 9.01	Financial Statements and Exhibits

10.1	Share Purchase Agreement between Xijian Zhou and Liang Wei Wang.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVENTO, INC.

/s/ Suqun Lin
Suqun Lin
President and Director

Date: March 19, 2013